Exhibit 10.1

EXECUTION VERSION

SERIES G UNIT SUBSCRIPTION AGREEMENT

THIS SERIES G UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into on April 13, 2012, by and between LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (the “Company”) and LSGC HOLDINGS II LLC, a Delaware limited liability company (“Purchaser”). Defined terms used and not defined herein shall have the meanings ascribed thereto in the Certificate of Designation (as defined below).

WHEREAS, the Company desires to sell to Purchaser and Purchaser desires to buy from the Company 2,000 units (the “Series G Units”) of the Company’s securities at a purchase price of $1,000 per Series G Unit, with each Series G Unit consisting of: (a) one share of the Company’s Series G Preferred Stock, par value $0.001 per share (“Series G Preferred Stock”); and (b) 83 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Purchase and Sale of Series G Units. On the date hereof, Purchaser hereby agrees to purchase from the Company, and the Company agrees to sell to Purchaser, 2,000 Series G Units for aggregate consideration of $2,000,000.00 (the “Consideration”).

2. Payment for Series G Units; Delivery of Certificate. On or prior to the date hereof, Purchaser shall transmit, or cause to be transmitted, by wire transfer of immediately available funds to the Company, in accordance with the wire transfer instructions previously delivered to Purchaser, an amount equal to the Consideration. On or promptly following the date hereof, the Company shall deliver to Purchaser, in accordance with this Agreement, certificates representing the shares of Series G Preferred Stock and shares of Common Stock of which the Series G Units are comprised.

3. Opinion of Counsel. On the date hereof, Haynes and Boone, LLP, counsel for the Company, shall have delivered to Purchaser a usual and customary opinion, substantially in the form attached hereto as Exhibit A, with respect to the issuance of the Series G Units purchased hereby.

4. Company Representations and Warranties. The Company represents and warrants to Purchaser that as of the date hereof:

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and carry on its business as presently conducted.

(b) The issuance, sale and delivery of the Series G Units in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Company.

(c) This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject.

(d) After giving pro forma effect to the transactions contemplated hereby, Schedule 4(d) attached hereto sets forth, as of the close of business on the business day immediately preceding the date hereof, a true, complete and correct listing of all the Company’s outstanding: (i) shares of Common Stock and (ii) securities convertible into or exchangeable for shares of Common Stock (the “Derivative Securities”), including the applicable exercise price of such Derivative Securities, other than any Derivative Securities issued pursuant to the Company’s Amended and Restated Equity-Based Compensation Plan or the Company’s 2011 Employee Stock Purchase Plan (the “Management Equity”). Except as set forth in Schedule 4(d) and except for any Management Equity, the Company has no other outstanding equity securities.

(e) SEC Reports; Financial Statements

i.	As of its filing date, the Form 10-K/A filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 29, 2011, the Form 10-Q filed by the Company with the SEC on May 16, 2011, the Form 10-Q filed by the Company with the SEC on August 15, 2011 and the Form 10-Q filed by the Company with the SEC on November 14, 2011 (collectively, the “Company SEC Documents”), complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the Sarbanes-Oxley Act of 2002, as the case may be, including, in each case, the rules and regulations promulgated thereunder.

ii.	Except to the extent that information contained in the Company SEC Documents has been revised or superseded by a document the Company subsequently filed with the SEC, the Company SEC Documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

iii.

The financial statements (including the related notes thereto) included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that were not, or are not expected to be, material in amount), all in accordance with GAAP and the applicable rules and regulations promulgated by the SEC. Since November 14, 2011, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, the rules of the SEC or policy or applicable law.

iv.	Since November 14, 2011, there has been no material and adverse change or development, or event involving such a prospective change, in the condition, business, properties or results of operations of the Company and its subsidiaries.

(f)	The Company agrees and acknowledges that the Series G Units to be acquired by Purchaser pursuant to this Agreement are subject to that certain Amended and Restated Registration Rights Agreement, dated as of January 23, 2009, by and between the Company and Pegasus Partners IV, L.P. (“PPIV”), and any registration rights agreement entered into pursuant to Section 5.03 of that certain Stock Repurchase, Exchange and Recapitalization Agreement, dated as of September 30, 2010, by and among the Company, PPIV, LSGC Holdings LLC and LED Holdings, LLC, and that the Series G Units (including each of their components), and any securities exchanged therefor, shall constitute Registrable Securities (as defined therein).

(g)	The offer and sale of the Series G Units by the Company to Purchaser in the manner contemplated by this Agreement will be exempt from the registration requirements of the 1933 Act.

(h)	The Company has complied in all material respects with the covenants set forth in (i) that certain Loan Security Agreement, dated as of November 22, 2010, by and among the Company, the guarantors and lenders from time to time party thereto, Wells Fargo Bank, National Association, as agent, and Wells Fargo Capital Finance, LLC, as sole lead arranger, manager and bookrunner (the “Credit Facility”), including without limitation Section 4 thereof, and (ii) that certain Second Lien Letter of Credit, Loan and Security Agreement, dated September 20, 2011, by and among the Company, as borrower, the guarantors and lenders party from time to time thereto and Ares Capital Corporation, as agent (the “LC Facility” and together with the Credit Facility, the “Debt Facilities”). Immediately following the consummation of the transactions contemplated hereby, the Company will be in compliance in all material respects with the covenants set forth in the Debt Facilities. Immediately following the repayment of any Consideration as required under Section 9.7(b)(iii)(D) of the Credit Facility, the Company will be able to redraw amounts equal to at least such Consideration.

5. Purchaser Representations and Warranties. Purchaser represents and warrants to the Company that as of the date hereof:

(a) Purchaser has the full power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder and thereunder, and to purchase, acquire and accept delivery of the Series G Units.

(b) The Series G Units are being acquired for Purchaser’s own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws.

(c) Purchaser will not make any sale, transfer or other disposition of the Series G Units in violation of the 1933 Act, the 1934 Act, as amended, the rules and regulations promulgated thereunder or any applicable state securities laws.

(d) Purchaser is sophisticated in financial matters and is able to evaluate the risks and benefits of an investment in the Series G Units. Purchaser understands and acknowledges that such investment is a speculative venture, involves a high degree of risk and is subject to complete risk of loss. Purchaser has carefully considered and has, to the extent Purchaser deems necessary, discussed with Purchaser’s professional legal, tax, accounting and financial advisers the suitability of its investment in the Series G Units.

(e) Purchaser is able to bear the economic risk of its investment in its Series G Units for an indefinite period of time because the Series G Units have not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available. Purchaser: (i) understands and acknowledges that the Series G Units being issued to Purchaser have not been registered under the 1933 Act, nor under the securities laws of any state, nor under the laws of any other country and (ii) recognizes that no public agency has passed upon the accuracy or adequacy of any information provided to Purchaser or the fairness of the terms of its investment in the Series G Units.

(f) Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Series G Units and has had full access to such other information concerning the Company as has been requested.

(g) This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Purchaser does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Purchaser is a party or any judgment, order or decree to which Purchaser is subject.

(h) Purchaser became aware of the offering of the Series G Units other than by means of general advertising or general solicitation.

(i) Purchaser is an “accredited investor” as that term is defined under the 1933 Act and Regulation D promulgated thereunder, as amended by Section 413 of the Private Fund Investment Advisers Registration Act of 2010 and any applicable rules or regulations or interpretations thereof promulgated by the SEC or its staff.

(j) Purchaser acknowledges that the certificates for the Series G Preferred Stock and Common Stock comprising the Series G Units will contain a legend substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY) TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH AN OFFER, SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.”

Subject to any lock-up or other similar agreement that may apply to the Series G Units, the requirement that the Series G Units contain the legend set forth in clause (j) above shall cease and terminate upon the earlier of (i) when such shares are transferred pursuant to Rule 144 under the 1933 Act or (ii) when such securities are transferred in any other transaction if the transferor delivers to the Company a written opinion of counsel (which opinion and counsel shall be reasonably satisfactory to the Company) to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the 1933 Act upon any sale or other disposition of such securities without registration thereunder. Upon the consummation of an event described in (i) or (ii) above, the Company, upon surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such securities as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such securities not bearing such legend.

6. Exchange for Newly Issued Securities.

At any time on or prior to November 17, 2013, if the Company issues any securities (whether debt, equity or otherwise), other than pursuant to the Company’s Amended and Restated Equity-Based Compensation Plan or the Company’s 2011 Employee Stock Purchase Plan (or any additional or successor employee equity compensation arrangements) or a Subsequent Transaction (as defined below), (any such securities, “Additional Securities”) on terms (economic or otherwise) that PCA LSG Holdings, LLC, a Delaware limited liability company (“PCA Holdings”), in its sole reasonable discretion, determines are more favorable than the Series G Units, Purchaser may exchange all, but not less than all, of its Series G Units for such newly issued Additional Securities. Each Series G Unit to be exchanged shall be valued at the then present Liquidation Value of the Series G Preferred Stock included in such Series G Unit. The Company shall, as soon as practicable, but in no event later than 10 days prior to the to the issue of Additional Securities, deliver written notice to Purchaser stating (i) the terms of such Additional Securities and (ii) the Company’s calculation of the number of such Additional Securities that would be issued in exchange for one Series G Unit. If PCA Holdings determines, pursuant to this Section 6, that such issuance of Additional Securities is on terms more favorable than the Series G Units, PCA Holdings shall have 10 days from the receipt of such notice from the Company to deliver notice to the Company and Purchaser of such determination and if Purchaser elects to exercise its right to exchange its Series G Units pursuant to the terms of this Section 6, it shall be required to surrender to the Company all certificate(s) evidencing the shares of Series G Preferred Stock and the shares of Common Stock underlying the Series G Units to be exchanged in accordance with this Section 6. Notwithstanding anything to the contrary herein, if Purchaser elects to exchange its Series G Units pursuant to this Section 6, it hereby agrees that PCA Holdings shall have the right to enter into such agreements, make such amendments hereto and take such other actions on behalf of Purchaser in order to give effect to this Section 6. For the avoidance of doubt, the rights granted to PCA Holdings under this Section 6 shall not apply to the Additional Securities issued in a Subsequent Transaction.

7. Subsequent Securities Sales.

(a) At least five days prior to the closing of the first sale of any securities of the Company (whether debt, equity or otherwise) that when aggregated with all other securities of the Company (whether debt, equity or otherwise) issued and sold thereby since December 1, 2011, other than pursuant to the Company’s Amended and Restated Equity-Based Compensation Plan or the Company’s 2011 Employee Stock Purchase Plan (or any additional or successor employee equity compensation arrangements) or that certain Series G Unit Subscription Agreement, dated as of December 1, 2011, by and among the Company and the other parties thereto, results in gross proceeds to the Company of at least $50,000,000.00 in the aggregate (a “Subsequent Transaction”), and for so long as Purchaser holds any of the shares of Series G Preferred Stock purchased hereby, the Company shall give notice of such Subsequent Transaction to Purchaser setting forth the terms and conditions of such Subsequent Transaction. The Company shall not enter into an agreement for a Subsequent Transaction unless such agreement permits the Company to comply with this Section 7 and Section 4 of the Certificate of Designation of Series G Preferred Stock of the Company dated December 1, 2011 (the “Certificate of Designation”).

(b) Simultaneous with and subject to the closing of the Subsequent Transaction, if any, Purchaser shall have the right, but not the obligation:

i.	to the extent not prohibited by the terms of the securities issued in the Subsequent Transaction, to require the Company to use the proceeds of such Subsequent Transaction to redeem Purchaser’s Series G Preferred Stock in accordance with Section 4(b)(i) of the Certificate of Designation; or

ii.	to elect to convert all or less than all of Purchaser’s Series G Preferred Stock in accordance with Section 4(b)(ii) of the Certificate of Designation (a “Conversion”).

(c)	For the avoidance of doubt, if the Series G Preferred Stock is redeemed, repurchased, exchanged or converted, including but not limited to pursuant to this Section 7 or pursuant to the Company’s rights and obligations under the Certificate of Designation, for any reason other than in connection with an exchange of Series G Units pursuant to Section 6 of this Agreement, the holder of such Series G Units shall retain all of the Common Stock that was part of any Series G Unit of which the Series G Preferred Stock is subject to such redemption, repurchase, exchange or conversion.

8. Indemnification by the Company. The Company shall save, defend, indemnify and hold harmless Purchaser and its affiliates and the respective representatives, successors and assigns of each of the foregoing from and against any and all losses, damages, liabilities, deficiencies, claims, diminution of value, interest, awards, judgments, penalties, costs and expenses (including attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing), asserted against, incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to any breach of any representation, warranty or covenant made by the Company and contained in this Agreement and the schedule hereto.

9. General Provisions.

(a) Choice of Law. The laws of the State of New York without reference to the conflict of laws provisions thereof, will govern all questions concerning the construction, validity and interpretation of this Agreement.

(b) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Purchaser.

(c) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute a single agreement.

(d) Acceptance by the Company. It is understood that this subscription is not binding on the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and shall be noted by execution of this Agreement by the Company where indicated.

(e) Headings. The headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(f) Stockholder. Purchaser hereby acknowledges that, once accepted by the Company, this subscription is not revocable by it. Purchaser agrees that, if this subscription is accepted, it shall, and it hereby elects to: (i) become a stockholder of the Company; (ii) be bound by the terms and provisions hereof; and (iii) execute any and all further documents when and as reasonably requested by the Company in connection with the transactions contemplated by this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

COMPANY: LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ Gregory T. Kaiser
Name:	Gregory T. Kaiser
Title:	Chief Financial Officer

[Signature Page to Series G Unit Subscription Agreement]

PURCHASER: LSGC HOLDINGS II LLC By: Pegasus Partners IV, L.P., its managing member By: Pegasus Investors IV, L.P., its general partner By: Pegasus Investors IV GP, L.L.C., its general partner

By:	/s/ Jason Schaefer
Name:	Jason Schaefer
Title:	General Counsel and Secretary

[Signature Page to Series G Unit Subscription Agreement]